LINE OF CREDIT AGREEMENT

This LINE OF CREDIT AGREEMENT is made this 20th day of September 2019 ("**Line of Credit Agreement**"), by and among **Processa Pharmaceuticals, Inc., (Borrower)** a Delaware Corporation and **CorLyst, LLC**, (**Lender**) a Delaware Corporation. A line of credit is hereby established in the amount of Seven Hundred Thousand Dollars ($700,000) for the benefit of the Borrower; provided however, that the lender may terminate the Borrower's privilege to request advances hereunder or lower said amount. This line of credit will be subject to the following terms and conditions.

1. The Lender hereby establishes a revolving line of credit in Borrower's favor in the amount of Seven Hundred Thousand Dollars ($700,000), provided however, that no provision of this agreement shall be deemed to require the lender to advance any sum of money at any time. At any time that the Borrower desires the Lender to advance any sum of money hereunder, the Borrower may request the same, and the Lender for any or no reason may deny such request.

2. The loan made hereunder will bear interest at the rate as determined pursuant to a certain promissory note (the "Note"), a copy of which is attached hereto and made a part of hereof as Exhibit A.

3. The occurrence of one or more of the following (herein called a "**Default**" or an "**Event of Default**"" shall constitute a default by the Borrower hereunder, and under the Note, in addition to but not in limitation of any events which would cause a default under the terms and conditions of the note:

(a) Default in the payment or performance of any liability or obligation of Borrower to the Lender or any covenant or liability contained or referred to herein, in the Note, or in any other note, instrument, document or agreement evidencing any obligation.

(b) Any representation or warranty of the Borrower in connection with this Line of Credit Agreement or any document executed in accordance herewith, or in pursuance hereof, shall be false on the date on which made.

(c) The failure of Borrower to pay, when due, any amount due under the Note or the failure by the Borrower to pay, when due, any obligation of Borrower to Lender.

(d) Borrower's insolvency, appointment of a receiver for all or part of Borrower's property, the making of any assignment by Borrower for the benefit of creditors or commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower or upon the issuing of any writ of attachment by trustee process or otherwise or a restraining order or injunction affecting any of the Borrower's property; provider, however, if any such proceeding is commenced against the Borrower, the Borrower shall have thirty (30) days in which to cause such proceeding to be dismissed.

(e) The insolvency of any guarantor of this Line of Credit Agreement and/or the Note or any obligation of any Borrower to the Lender.

(f) The death, dissolution, termination of existence, declared insolvency; or failure in the business of the Borrower of any guarantor of this Line of Credit or the Note.

(g) The admission in writing of a Borrower's insolvency or inability to pay debts generally as they become due, or upon any deterioration of the financial condition of the Borrower, any endorser or guarantor of this Line of Credit Agreement or the Note, which results in the Lender deeming itself, in good faith, insecure.

(h) Ninety (90) days after DEMAND is made pursuant to the Note, unless the Borrower has satisfied the Note in full.

Any such event caused by, or occurring with regard to, any one or more persons constituting the "Borrower" shall be deemed to be so caused by (or occurring with regard to) the "Borrower".

If any Event of Default occurs, all obligations outstanding from the Borrower to the lender, including obligations pursuant to this Line of Credit Agreement and/or the Note, shall immediately become due and payable without demand, presentment, protest or other notice of any kind, all of which are hereby expressly waived. In the event of such Event of Default, the Lender may proceed to enforce the payment of all obligations of Borrower to Lender and to exercise any and all rights and remedies afforded to Lender by law or under the terms of this Line of Credit Agreement or otherwise.

4. Borrower agrees to furnish to the Lender, upon demand, but not more than semi-annually, so long as indebtedness under the Line of Credit Agreement and the Note remains unpaid, a certified financial statement prepared by an independent accountant setting forth in reasonable detail the assets, liabilities, and net worth of the Borrower and certified to under oath by an officer of the Borrower, Such financial statements shall be sent to the Lender at its address listed above and shall be the sole and cost and expense of the Borrower.

5. This Line of Credit is supplementary to each and every other agreement between Borrower and Lender and shall not be construed as to limit or otherwise derogate from any of the rights or remedies of Lender of any of the liabilities, obligations or undertakings of Borrower under any such agreement, nor shall any contemporaneous or subsequent agreement Borrower and Lender be construed to limit or otherwise derogate from any of the rights or remedies of Lender or any of the liabilities, obligations or undertakings of Borrower hereunder unless such other agreement specifically refers to this Line of Credit Agreement and expressly so provides.

6. This Line of Credit Agreement and the convents and agreements herein contained shall continue in full force and effect until all such obligations, liabilities and undertakings have been paid or otherwise satisfied in full. No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such rights or any other right and waiver on any one or more occasions shall not be construed as to bar to or waiver of any right or remedy of Lender on any future occasion. This Line of Credit Agreement is intended to take effect as a sealed instrument, shall be governed by and construed in accordance with the laws of the Delaware, shall be binding upon Borrower's legal representatives, successors and assigns, and shall inure to the benefit of Lender's successors and assigns.

7. The Borrower does hereby certify that any all necessary resolutions that may be required to effectuate and validate the terms of this Line of Credit Agreement and the Note, have been duly made and adopted by the Borrower.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

PROCESSA PHARMACEUTICALS, INC.

DocuSigned by:

By: David Young

Name: David Young
Title: Chief Executive Officer

LENDER:

CORLYST, LLC

DocuSigned by:

By: Wendy Guy

Name: Wendy Guy
Title: Chief Management Officer

EXHIBIT A

PROMISSORY NOTE

FOR EVERY DOLLAR WITHDRAWN, the DEBTOR promises to pay to the CREDITOR, or its permitted assigns, all money borrowed under this Line of Credit Agreement at an 8% annual interest rate prorated monthly from the date money has been borrowed to the money has been paid back The DEBTOR may borrow any portion or pay back any portion during the life of the Line of Credit.

The CREDITOR also has the right to convert all or any portion of the debt and interest into Processa common shares at the terms defined in the July 2019 Bridge Subscription Agreement.

There will be no cost if the Line of Credit is not used.